Exhibit 10
AMENDMENT NO. 2
TO
THE OPERATING AGREEMENT
OF IKM JV, LLC
     THIS AMENDMENT NO. 2 (this “Amendment”) to the Operating Agreement of IKM JV, LLC, a Nevada limited liability company (the “Company”), dated as of April 29, 2009 (the “Second Amendment Effective Date”), is entered into by and between IKM MGM, LLC, a Nevada limited liability company (“MGM JV”), and KERZNER ISTITHMAR LAS VEGAS LLC, a Delaware limited liability company (“KERZNER JV”) (each herein a “Party”, and collectively, the “Parties”).
RECITALS
     WHEREAS, the Parties, as members, and IKM MGM MANAGEMENT, LLC, a Nevada limited liability company, and KERZNER CONCEPTS LIMITED, a Bahamian company, as managers, entered into that certain Operating Agreement of IKM JV, LLC, dated as of September 10, 2007, as amended by that certain Amendment No. 1 to the Operating Agreement of IKM JV, LLC, dated as of September 30, 2008 (collectively, the “Agreement”), with respect to the subject matters set forth therein;
     WHEREAS, pursuant to Section 6.8 of the Agreement, the Agreement may be amended by a written agreement signed by each of the Members; and
     WHEREAS, the Parties desire to further amend the Agreement as set forth in this Amendment.
     NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
AGREEMENT
1. Defined Terms. Each capitalized term used and not defined herein shall have the meaning assigned to it in the Agreement.
2. Pre-Development Expenses. The Parties acknowledge and agree that, as of the Second Amendment Effective Date, the Company has incurred Pre-Development Expenses totaling twenty-five million eight hundred sixty-two thousand dollars ($25,862,000), including aggregate Pre-Development Expenses incurred but not yet paid by the Company is one million eight hundred and three thousand dollars ($1,803,000) (“Current Expenses”). Notwithstanding the Parties’ respective obligations to make contributions pursuant to Section 3.2 of the Agreement, MGM JV shall, simultaneously with the mutual execution of this Amendment, contribute to the Company one-half (1/2) of the total Pre-Development Expenses incurred to date, being twelve million nine-hundred thirty-one thousand dollars ($12,931,000) (“MGM JV’s Pre-Development Contribution”).
3. Distributions. Notwithstanding anything to the contrary in the Agreement, upon the Company’s receipt of MGM JV’s Pre-Development Contribution, the Managers shall cause the Company to immediately distribute to Kerzner JV, as a partial return of Kerzner JV’s Capital Contributions to the Company, the sum of twelve million sixty-nine thousand dollars ($12,069,000) (the “Kerzner JV Distribution”).
4. Payment of Expenses. After the Company distributes the Kerzner JV Distribution, all remaining cash on hand shall (i) first, be used to pay the Current Expenses, and (ii) thereafter, to the extent any funds remain, be distributed to the Parties in equal one-half shares. MGM JV acknowledges that a substantial portion of the Current Expenses relates to employee severance obligations incurred by Kerzner JV (but not yet paid) on behalf of the Company. To the extent that Kerzner JV actually pays such Current Expenses on behalf of the Company from time to time, the Managers shall cause the Company to immediately reimburse Kerzner JV for the amount so paid.
5. Rights to the Property. Kerzner JV hereby (i) consents to the immediate granting, creation and/or allowance of Encumbrances upon the Property, and (ii) waives and relinquishes any and all rights that it may have in and to the Property and the MGM Property Owners. MGM JV shall have no further obligation under the Agreement to contribute to the Company the Property or any interest in the MGM Property Owners. Consequently, MGM MIRAGE and its subsidiaries, including without limitation the MGM Property Owners, shall have the right to sell, transfer and/or encumber the Property, in whole or in part, at any time and from time to time without the consent and approval of Kerzner JV.
6. Suspension of Company Business. The Parties acknowledge and agree that all business operations of the Company are suspended and neither Party shall incur any further expenses for or on behalf of the Company without the express written consent of the other Party, which consent may be withheld in the sole and absolute discretion of such other Party. Subject to such consent, the Parties further acknowledge and agree that notwithstanding the Parties’ respective obligations to make contributions pursuant to Section 3.2 of the Agreement, the Parties shall fund such costs on an equal (50/50) basis.
7. Dissolution. Notwithstanding anything to the contrary in the Agreement, including without limitation in Section 10.1 thereof, either Party shall have the right to dissolve the Company upon delivery of written notice to the other Party.
8. Effect of Amendment. This Amendment (including the Recitals hereto) constitutes the complete and exclusive statement of the agreement among the Parties with regard to the subject matter of this Amendment. Except as modified hereby, the Agreement shall remain in full force and effect. On and after the Second Amendment Effective Date, each reference in the Agreement to “this Agreement,” “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Agreement, shall mean and be a reference to the Agreement, as amended by this Amendment.
9. Governing Law. This Amendment shall be governed by the laws of the State of Nevada, without regard to conflict of laws principles.
10. Counterparts. This Amendment may be executed in two or more counterparts (including by facsimile or similar means of electronic communication), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 to the Operating Agreement of IKM JV, LLC as of the date first above written.

IKM MGM, LLC, a Nevada limited liability company
/s/ John M. McManus
Name:	John M. McManus
Title:	Assistant Secretary

KERZNER ISTITHMAR LAS VEGAS LLC, a Delaware limited liability company
/s/ Richard M. Levine
Name:	Richard M. Levine
Title:	Authorized Signatory

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